Exhibit 99.1
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On September 15, 2022, NCR Corporation (“NCR” or “Parent”) announced its plan to separate its businesses into two distinct, publicly traded companies, whereby NCR would execute a spin-off to NCR shareholders of its self-service banking and payments and network businesses (“NCR Atleos,” the “Company,” “we,” or “our”). Under the plan, NCR will transfer certain assets and liabilities associated with the Company to NCR Atleos, LLC and execute a spin-off of NCR Atleos by way of a pro-rata distribution of common stock of NCR Atleos to NCR’s shareholders at the close of business on the record date of the spin-off. Each holder of NCR common stock will receive one share of NCR Atleos common stock for every two shares of NCR common stock held on the record date for the distribution.

The completion of the spin-off is subject to certain conditions, as described in our registration statement on Form 10, initially filed with the U.S. Securities and Exchange Commission ("SEC") on June 26, 2023 and as further amended thereafter and declared effective August 11, 2023 (as amended, the "Form 10") and in our information statement, dated August 14, 2023. There are no assurances as to when the planned spin-off will be completed, if at all. NCR and NCR Atleos are expected to enter into certain agreements in connection with the spin-off, many of which are referenced herein. These agreements are further described in the Form 10 and in the information statement dated August 14, 2023 under the heading “Certain Relationships and Related Transactions.”
The following unaudited pro forma combined financial statements consist of Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022 and an Unaudited Pro Forma Combined Balance Sheet as of June 30, 2023, which have been derived from our historical combined financial statements. All significant pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma combined financial statements, which should be read in conjunction with such unaudited pro forma combined financial statements.
The Unaudited Pro Forma Combined Statements of Operations give effect to the Pro Forma Transactions (as defined below) as if they had occurred on January 1, 2022, the first day of fiscal 2022. The Unaudited Pro Forma Combined Balance Sheet gives effect to the Pro Forma Transactions as if they had occurred on June 30, 2023.
The unaudited pro forma combined financial statements include certain transaction accounting adjustments that reflect the accounting for transactions in accordance with accounting principles generally accepted in the United States (“US GAAP”) and autonomous entity adjustments that reflect certain incremental revenues, expenses or other charges necessary, if any, to present fairly our Unaudited Pro Forma Combined Statements of Operations and Unaudited Pro Forma Combined Balance Sheet as of and for the periods indicated as if NCR Atleos was a separate stand-alone entity. The following unaudited pro forma combined financial information illustrates the effects of the following transactions (collectively, the “Pro Forma Transactions”):
•the transfer to the Company from Parent and Parent affiliates pursuant to the separation and distribution agreement of certain residual corporate and other shared assets and liabilities that were not included in the historical combined financial statements;
•the impact of the separation and distribution agreement, tax matters agreement, employee matters agreement, and other commercial agreements between NCR Atleos and Parent and the provisions contained therein;
•the effect of our anticipated post-separation capital structure, including the incurrence of indebtedness of approximately $2,935 million at an estimated weighted average interest rate of 9.33%, additional details on debt issuance can be found in note (a);
•non-recurring costs expected to be incurred as an autonomous entity and specifically related to the spin-off; and
•other adjustments described in the notes to the unaudited pro forma combined financial statements.
In addition, we have provided a presentation of adjustments under the Management Adjustments section within the notes to the unaudited pro forma combined financial statements that management believes are necessary to enhance an understanding of the pro forma effects of the transaction.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS - CONTINUED
The unaudited pro forma combined financial statements are subject to the assumptions and adjustments described in the accompanying notes. The Pro Forma Transactions are based on available information and assumptions we believe are reasonable; however, such adjustments are subject to change. A final determination regarding our capital structure has not yet been made, and the separation and distribution agreement, tax matters agreement, transition services agreement, employee matters agreement, and certain other commercial agreements have not been finalized.
The unaudited pro forma combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of our results of operations or financial condition had the separation and distribution and the related transactions been completed on the dates assumed and should not be relied upon as a representation of our future performance or financial position as a separate public company. The historical combined financial statements have been derived from NCR’s historical accounting records and include certain corporate overhead and other shared costs which have been allocated to the Company. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had the Company been an entity that operated independently of Parent during the periods or at the dates presented. The following unaudited pro forma combined financial statements should be read in conjunction with our historical combined financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as included in our Form 10-Q filed on September 5, 2023.

NCR Atleos
Unaudited Pro Forma Combined Balance Sheet

In millions	As of June 30 , 2023
	Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$337	$(37)	(a)	$—		$300
Accounts receivable, net of allowance of $16	435	62	(e),(m)	—		497
Related party receivable, current	57	(57)	(m)	—		—
Inventories	405	11	(e)	—		416
Restricted cash	226	—		—		226
Other current assets	216	31	(e)	—		247
Total current assets	1,676	10		—		1,686
Property, plant and equipment, net	431	27	(e)	—		458
Goodwill	1,951	—		—		1,951
Intangibles, net	679	—		—		679
Operating lease assets	80	22	(e)	67	(s)	169
Prepaid pension cost	184	5	(c)	—		189
Deferred income tax assets	318	(160)	(k)	—	(r)	158
Related party receivable, non-current	320	(320)	(m)	—		—
Other assets	97	33	(a),(e),(f)	—		130
Total assets	$5,736	$(383)		$67		$5,420
Liabilities and equity
Current liabilities
Short-term borrowings	$—	$3	(e)	$—		$3
Short-term borrowings from related party	571	(571)	(m)	—		—
Accounts payable	333	30	(e)	—		363
Related party payable, current	12	(12)	(m)	—		—
Payroll and benefits liabilities	66	42	(e)	—		108
Contract liabilities	370	—		—		370
Settlement liabilities	227	—		—		227
Other current liabilities	216	34	(c),(d),(e)	6	(s)	256
Total current liabilities	1,795	(474)		6		1,327
Long-term borrowings from related party	214	(214)	(m)	—		—
Long-term debt	—	2,909	(a),(e)	—		2,909
Pension and indemnity plan liabilities	22	295	(c)	—		317
Income tax accruals	39	13	(k)	—		52
Operating lease liabilities	54	13	(e)	79	(s)	146
Deferred income tax liabilities	185	(104)	(k)	(4)	(r)	77
Other liabilities	106	55	(d),(e)	—		161
Total liabilities	2,415	2,493		81		4,989
Equity
Common stock, par value $0.01	—	1	(h)	—		1
Additional paid-in capital	—	482	(i)	(14)	(i)	468
Net parent investment	3,359	(3,359)	(g)	—		—
Accumulated other comprehensive loss	(37)	—		—		(37)
Total parent's equity	3,322	(2,876)		(14)		432
Noncontrolling interests in subsidiaries	(1)	—		—		(1)
Total equity	3,321	(2,876)		(14)		431
Total liabilities and equity	$5,736	$(383)		$67		$5,420

See accompanying notes to unaudited pro forma combined financial statements.

NCR Atleos
Unaudited Pro Forma Combined Statements of Operations

In millions (except per share amounts)	For the six months ended June 30, 2023
	Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Product revenue	$496	$8	(e)	$49	(o)	$553
Service revenue	1,530	(6)	(e),(f)	48	(o)	1,572
Total revenue	2,026	2		97		2,125
Cost of products	410	6	(e)	46	(o)	462
Cost of services	1,149	(1)	(e),(f)	42	(o)	1,190
Selling, general and administrative expenses	285	7	(e),(f),(n)	—	(q)	292
Research and development expenses	37	—		—		37
Total operating expenses	1,881	12		88		1,981
Income (loss) from operations	145	(10)		9		144
Related party interest expense, net	(9)	9	(m)	—		—
Interest expense	—	(140)	(b)	—		(140)
Other (expense) income, net	1	(3)	(c)	—		(2)
Income (loss) before income taxes	137	(144)		9		2
Income tax expense (benefit)	48	(17)	(j)	2	(r)	33
Net income (loss)	89	(127)		7		(31)
Net (loss) attributable to noncontrolling interests	—	—		—		—
Net income (loss) attributable to NCR Atleos	$89	$(127)		$7		$(31)

Earnings per share:
Basic						(0.44)	(l)
Diluted						(0.44)	(l)
Weighted average common shares outstanding:
Basic						70.0	(l)
Diluted						70.0	(l)

See accompanying notes to unaudited pro forma combined financial statements.

NCR Atleos
Unaudited Pro Forma Combined Statements of Operations

	For the year ended December 31, 2022
In millions (except per share amounts)	Historical	Transaction Accounting Adjustments		Autonomous Entity Adjustments		Pro Forma
Product revenue	$1,098	$8	(e)	$73	(o)	$1,179
Service revenue	3,033	(11)	(e),(f)	183	(o)	3,205
Total revenue	4,131	(3)		256		4,384
Cost of products	972	8	(e)	70	(o)	1,050
Cost of services	2,240	(1)	(e),(f)	169	(o)	2,408
Selling, general and administrative expenses	586	(2)	(e),(f)	10	(q)	594
Research and development expenses	64	—		—		64
Total operating expenses	3,862	5		249		4,116
Income (loss) from operations	269	(8)		7		268
Related party interest expense, net	(31)	31	(m)	—		—
Interest expense	—	(280)	(b)	—		(280)
Other (expense) income, net	(81)	56	(c)	—		(25)
Income (loss) before income taxes	157	(201)		7		(37)
Income tax expense	50	230	(j)	2	(r)	282
Net income (loss)	107	(431)		5		(319)
Net (loss) attributable to noncontrolling interests	(1)	—		—		(1)
Net income (loss) attributable to NCR Atleos	$108	$(431)		$5		$(318)

Earnings per share:
Basic						$(4.65)	(l)
Diluted						$(4.65)	(l)
Weighted average common shares outstanding:
Basic						68.4	(l)
Diluted						68.4	(l)

See accompanying notes to unaudited pro forma combined financial statements.

Notes to Unaudited Pro Forma Combined Financial Statements
Transaction Accounting Adjustments:
(a)This adjustment reflects the incurrence of indebtedness of $2,935 million to be issued in connection with the spin-off. The debt maturities range from 5 years to 8 years with an estimated weighted average interest rate of approximately 9.33%. Total original issue discount and deferred debt issuance costs associated with such indebtedness are $34 million, which will be amortized to Interest expense over the terms of the respective instruments and are reflected as a reduction to Long-term debt. It is estimated that we will distribute approximately $2,782 million of the proceeds received from the issuance of debt to NCR in connection with the spin-off. We will also make a cash contribution of approximately $150 million to NCR’s U.S. pension plan (which will be transferred to us prior to the distribution) immediately following or shortly after the spin-off in accordance with the employee matters agreement whereby our cash balance at the time of the spin-off will be approximately $300 million. Such $150 million contribution may be smaller if NCR makes any additional contributions to the U.S. pension plan prior to the spin-off. In such case, NCR would adjust its cash planning for NCR Atleos such that our cash balance at the time of the spin-off, after giving effect to the contribution to the U.S. pension plan, would remain unchanged. The Company’s capital structure remains under review and will be finalized, along with the terms of such indebtedness, prior to the spin-off.

We also expect to enter into a 5-year Revolving Credit Facility of $500 million. However, the facilities are not expected to be utilized at the completion of the spin-off. The associated issuance costs of $6 million are recorded in Other assets and amortized to Interest expense over the term of the credit facility.

While we have a general expectation on the amount of indebtedness that we will incur as part of the spin-off, such amount and expected terms are subject to change. Any such changes could cause our ultimate cost of capital to differ from the assumptions described herein.

The following represents adjustments to Long-term debt:

In millions	As of June 30, 2023
Cash received from issuance of debt	$2,935
Cash paid for original issue discount and debt issuance cost	(34)
Total pro forma adjustment to Long-term debt	$2,901

(b)The adjustment of $140 million and $280 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, represents approximately $137 million and $274 million of interest expense based on a weighted-average interest rate of approximately 9.33% and approximately $3 million and $6 million of amortization of original issue discount and debt issuance costs in connection with the incurrence of debt as described in note (a) above for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively. The actual rates of interest can change from those assumed. If the actual rates that are incurred were to increase or decrease, for every incremental 0.125 percent change from those assumed in estimating pro forma interest expense, pro forma interest expense could increase or decrease by approximately $1 million and $4 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, and by approximately $4 million per year generally.

The following represents adjustments to Interest expense:

In millions	Six months ended June 30, 2023	Year ended December 31, 2022
Interest expense on total debt at estimated weighted average rate of approximately 9.33%	$137	$274
Amortization of original issue discount and debt issuance costs	3	6
Total pro forma adjustment to Interest expense from debt	$140	$280

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
(c)Reflects the impact of our assumption of certain pension assets and liabilities under defined benefit pension plans that are currently sponsored by NCR. NCR offers both funded and unfunded noncontributory defined benefit pension plans in certain jurisdictions that are shared amongst its businesses, including NCR Atleos, and the participation of its employees and retirees in these plans is reflected in NCR Atleos’s historical combined financial statements as though it participated in a multiemployer plan with NCR. A proportionate share of the service cost associated with these defined benefit plans is reflected in NCR Atleos’s historical combined financial statements, while any assets and liabilities associated with these defined benefit plans were not recorded on NCR Atleos’s historical combined financial statements. As part of the spin-off, the pension plan assets and benefit obligations of certain defined benefit plans not reflected in the historical combined financial statements will be transferred to NCR Atleos. As of June 30, 2023, the prepaid pension assets to be transferred to us amounted to $5 million and the net projected benefit obligation amounted to $443 million resulting in a net deferred tax asset of $106 million. We recorded a net pension plan liability as of June 30, 2023 as follows: $410 million in the United States, $17 million in Germany and $16 million in Italy, France, Austria, Chile and the Philippines, collectively. Additionally, we recognized incremental pro forma non-operating benefit (income) costs associated with these plans of $3 million and $(56) million for the six months ended June 30, 2023 and year ended December 31, 2022, respectively.

Pursuant to the employee matters and separation and distribution agreements, the Company will contribute approximately $150 million to the U.S. pension plan immediately following the spin-off, which will result in a reduction of the pension and indemnity plan liabilities. Such $150 million contribution may be smaller if NCR makes any additional contributions to the U.S. pension plan prior to the spin-off.

In millions	As of June 30, 2023
Prepaid pension cost	$5
Other current liabilities	3
Pension and indemnity plan liabilities	295

(d)Reflects additional postretirement and postemployment benefit obligations currently sponsored by NCR that will be transferred to NCR Atleos in connection with the spin-off. NCR offers multiemployer plans that are shared amongst its business, including NCR Atleos, and the participation in these postretirement and postemployment plans is reflected in NCR Atleos’s historical combined financial statements as though it participated in a multiemployer plan with NCR. A proportionate share of the costs associated with these postretirement and postemployment benefit plans is reflected in NCR Atleos’s historical combined financial statements, while any liabilities associated with these benefit plans were not recorded on NCR Atleos’s historical combined financial statements. As of June 30, 2023, the total postretirement benefits to be transferred to us amounted to $8 million and the total postemployment benefits, including severance, amounted to $75 million.

In millions	As of June 30, 2023
Other current liabilities	$29
Other liabilities	54
Total pro forma adjustments to postretirement and postemployment benefit obligations	$83

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
(e)Reflects adjustments for certain assets and liabilities that are to be transferred to NCR Atleos from Parent and Parent affiliates in connection with the spin-off. These assets and liabilities are to be transferred to NCR Atleos and were not included in the historical combined financial statements as NCR Atleos did not manage these assets and liabilities. The costs associated with these assets and liabilities have been allocated to NCR Atleos and are included within the historical combined statements of operations. Generally, the assets and liabilities within these Parent entities to be transferred to NCR Atleos relate to receivables included within the Parent’s trade receivables securitization program, corporate overhead including information technology, administrative facilities, certain operational support assets and employee-related liabilities and certain debt financing. Upon separation, these net assets will be transferred to NCR Atleos and therefore the pro forma adjustments have been calculated based on each entity’s discrete balance sheet excluding any assets and liabilities to be retained by NCR. The table below summarizes specific adjustments to the assets and liabilities.

In millions	As of June 30, 2023
Accounts receivable	$20
Inventories	11
Other current assets	31
Property, plant and equipment, net	27
Operating lease assets	22
Other assets	36
Short-term borrowings	3
Accounts payable	30
Payroll and benefits liabilities	42
Other current liabilities	2
Long-term debt	8
Operating lease liabilities	13
Other liabilities	1

Additionally, pro forma adjustments reflect incremental revenue and costs related to operations from Parent entities to be transferred to NCR Atleos which were not included in the historical combined financial statements. The table below summarizes specific adjustments to revenues and costs.

In millions	Six months ended June 30, 2023	Year ended December 31, 2022
Product revenue	$8	$8
Service revenue	6	13
Cost of products	6	8
Cost of services	3	6
Selling, general and administrative expenses	1	2

(f)Reflects an adjustment to remove $9 million of certain capitalized software assets that are expected to be retained by NCR. These assets primarily relate to developed software that are sold, leased or licensed to external customers. These assets were included in the NCR Atleos historical combined financial statements as the capitalized software assets had historically been part of the NCR Atleos business. Upon separation, these assets will be transferred to NCR and therefore a pro forma adjustment has been calculated to remove the assets from NCR Atleos historical combined financial statements. Additionally, adjustments were made to remove the associated revenue and costs related to the sale, leasing, licensing and maintenance of those capitalized software assets for the six months ended June 30, 2023 and the year-ended December 31, 2022.

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
(g)Represents the reclassification of NCR’s net investment in our Company to Additional paid-in capital.

(h)Reflects the issuance of 70,240,693 of our common stock with a par value of $0.01 per share pursuant to the separation and distribution agreement. We have assumed the number of outstanding shares of our common stock based on 140,481,386 shares of NCR common stock outstanding on June 30, 2023 and a distribution ratio of one share of our common stock for every two shares of NCR common stock. The actual number of shares issued will not be known until the record date for the distribution.

(i)The Additional paid-in capital adjustments are summarized below:

In millions	As of June 30, 2023
Net parent investment (g)	$3,359
Cash payment to NCR (a)	(2,782)
Pensions plans (c)	(443)
Other retirement and benefits plans (d)	(83)
Net assets in shared legal entities being transferred to us (e)	48
Net assets in shared legal entities being transferred to NCR (f)	(9)
Common stock issuance (h)	(1)
Deferred taxes and one-time cash tax (k), (r)	(65)
Related party (m)	462
Lease (s)	(18)
Total pro forma adjustment to Additional paid-in capital	$468

(j)Represents the current and deferred income tax impact of the transaction accounting pro forma adjustments as of and for the six months ended June 30, 2023, and for the year ended December 31, 2022. This adjustment was primarily calculated by applying the statutory tax rates in the respective jurisdictions to each of the pre-tax pro forma adjustments. The income tax benefit of $17 million for the six months ended June 30, 2023, does not reflect an income tax benefit of $27 million on $140 million of additional interest expense, as such benefits are not realizable due to the 30% adjusted taxable income limitation under U.S. tax law and the lack of other sources of taxable income. The income tax expense of $230 million for the year ended December 31, 2022 does not reflect an income tax benefit of $49 million on $244 million of additional interest expense, as such benefits are not realizable due to the 30% adjusted taxable income limitation under U.S. tax law and the lack of other sources of taxable income. The amount for the year ended December 31, 2022, also includes a $217 million non-cash nonrecurring charge primarily related to the onshoring of certain non-U.S. intangible property ownership rights and restructuring changes to the Company’s legal entity structure. The internal restructuring includes both taxable and non-taxable transfers, undertaken to better align the NCR Atleos businesses and legal entities to be separated from NCR. The tax impact of these transactions is based on estimated amounts that may change upon the completion of the valuation of assets and liabilities. Due to the complexities of the transactions, the tax impact could increase or decrease materially. NCR Atleos’s post-separation effective income tax rate will be impacted by many factors, including the geographical mix of earnings and potential changes to the legal entity structure implemented subsequent to separation, and may as a result be materially different from the pro forma results.

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
(k)The tax effects of the pro forma adjustments at the applicable statutory income tax rates includes a reduction of $160 million in Deferred income tax assets, a reduction of $104 million in Deferred income tax liabilities and an increase of $13 million in Income tax accruals. The majority of the deferred tax asset impact reflected herein relates to the onshoring of certain non-U.S. intangible property ownership rights. The majority of the reduction in deferred tax liabilities includes the deferred tax impact related to certain pension assets and liabilities under defined benefit pension plans that are currently sponsored by NCR that will be transferred to NCR Atleos prior to completion of the spin-off described in note (c) above. The increase to Income tax accruals is due to certain taxable transfers undertaken as part of internal restructuring to better align the NCR Atleos businesses and legal entities to be separated from NCR.

(l)Pro forma weighted-average basic shares outstanding used to compute pro forma basic earnings per share for the six months ended June 30, 2023 and the year ended December 31, 2022, is based on the number of weighted average NCR common shares outstanding during the six months ended June 30, 2023 and the year ended December 31, 2022, respectively, assuming a distribution ratio of one share of our common stock for every two shares of NCR common stock. Pro forma weighted-average diluted shares outstanding used to compute pro forma diluted earnings per share is based on the weighted average number of basic shares of our common stock, since we had a net loss for the six months ended June 30, 2023 and the year ended December 31, 2022. The incremental shares associated with stock-based awards granted to our employees under NCR’s stock-based compensation plans were not included in the computation of earnings per share in either period because the inclusion would have an anti-dilutive effect. The actual future impact of potential dilution from stock-based awards granted to our employees under NCR equity plans will depend on various factors, including employees who may change employment from one company to another.

(m)Reflects an adjustment to extinguish or reclassify related party borrowings, related party receivables and payables in connection with the spin-off. Upon separation, the Company will no longer have related party borrowings, related party receivables or related party payables. Accordingly, amounts have been removed from the Unaudited Pro Forma Combined Balance Sheet as of June 30, 2023, with the exception of $42 million of related party receivables which were included within the Parent’s trade receivables securitization program that have been reclassified to Accounts receivable. Additionally, the related party interest expense has been removed from the Unaudited Pro Forma Combined Statements of Operations for the six months ended June 30, 2023 and the year ended December 31, 2022.

(n)Reflects an adjustment of $8 million for the six months ended June 30, 2023, of additional nonrecurring stock compensation expense due to pre-existing provisions in a portion of the market-based restricted stock unit awards granted in December 2022 and February 2023 (“the awards”). The awards vest over a 36-month period, with a market condition based on the Company’s compound annual growth rate (“CAGR”) as of the end of the 36-month performance period. The agreements for 50% of the awards require the vesting period to be shortened in such that it would conclude at the later of (i) the spin-off date or (ii) 12 months (from the grant date) in the event a spin-off occurs.

As the awards were granted in the normal course of business, the occurrence of the spin-off does not result in any of the awards becoming immediately vested. The number of awards that are probable of vesting and the grant date fair value did not materially change as a result of the spin-off scenario being achieved and therefore, determining that the spin-off performance condition becomes probable will not result in a cumulative catch-up of compensation cost.

The unrecognized compensation cost at the date of the spin-off is assumed to be recognized prospectively over a shortened requisite service period of 12 months. As the awards were first granted in December 2022, the change of vesting position had no material impact to the annual period; therefore, the Company did not reflect a pro forma adjustment for the year ended December 31, 2022.

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
Autonomous Entity Adjustments:
(o)Reflects the effect of commercial agreements that the Company and NCR intend to enter into prior to the spin-off reflecting new commercial pricing in these arrangements applied to historical allocations to and from NCR. The commercial agreements are primarily associated with maintenance services, manufacturing services, product resell and other support services and supply chain operations in certain jurisdictions.

(p)In connection with the spin-off, NCR Atleos will enter into a transition services agreement (“TSA”) with NCR whereby NCR will continue to provide NCR Atleos functional support services at a cost to NCR Atleos, including finance, information technology, and other infrastructure and operational functions. The cost of the TSA is not expected to have a material impact on pro forma net income for the six months ended June 30, 2023 nor the year ended December 31, 2022 as the historical combined statements of operations for those periods already reflect allocations of costs for these services that are not expected to be materially different under the TSA. Certain terms of the TSA will be finalized prior to the spin-off. The estimate that the TSA costs will not have a material impact is based upon the expected terms of the services to be provided under the TSA and are subject to change. Any changes to the final terms are not expected to be significant.

(q)Reflects additional non-recurring charges from executed contracts with third party vendors related to the stand-up of NCR Atleos as a standalone public company, which are expected to be incurred in relation to the separation. These charges primarily consist of incurred but not recorded and estimable costs covered by executed contracts related to legal, advisor fees, system implementation, business separation and other costs. These costs are necessary to facilitate the separation and establish the Company as an autonomous entity. These adjustments are comprised of non-recurring expenses of $0 and $10 million in Selling, general, and administrative expenses for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively. Actual charges that will be incurred could be different from these estimates.

(r)Represents the current and deferred income tax impact of the autonomous entity pro forma adjustments as of June 30, 2023 and for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively.

(s)Reflects the net impact of lease arrangements with third parties and lease and sub-lease arrangements with NCR for corporate offices and shared sites that have been entered into or will be entered into prior to the spin-off. These adjustments record the operating right-of-use assets and related operating lease liabilities based on the estimated present value of the lease payments over the lease term. There is no income statement impact as lease expense is expected to be consistent with facilities charges included in the historical combined statements of operations.

Management Adjustments:
We have elected to present management adjustments to the pro forma financial information and included all adjustments necessary for a fair statement of such information. Following the spin-off, we expect to incur incremental costs as a stand-alone entity in certain of our corporate functions (e.g., information technology, human resources and legal, among others) as well as certain operational functions (e.g., procurement, supply chain, call center and technical services, among others). We received the benefit of economies of scale as a business unit within NCR’s overall centralized model; however, in establishing these independent corporate and support functions, the expenses will be higher than the prior shared allocation.

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
As a stand-alone public company, we expect to incur certain costs in addition to those incurred pursuant to the commercial agreement as described in note (o) and other transaction and autonomous entity adjustments noted above. This includes costs resulting from:

•Recurring and ongoing costs required to operate new functions for a public company such as external reporting, internal audit, treasury, investor relations, board of directors and officers, stock administration, and expanding the services of existing functions such as information technology, finance, supply chain, call center/services support, human resources, legal, tax, facilities, branding, security and insurance; and

•One-time and non-recurring expenses associated with the separation and stand up of functions required to operate as a stand-alone public entity. These non-recurring costs consist of expected future costs and certain estimated costs based on future management actions related to system implementation costs, business and facilities separation, applicable employee-related costs, development of our brand and other matters. This excludes certain costs that pertain to executed vendor agreements for which the costs are incurred directly with the separation and captured in the autonomous entity adjustment described in note (q) above.

In order to estimate these additional expenses, the Company performed a budget assessment of the resources and associated one-time and recurring costs required for each function to stand up and operate NCR Atleos as a standalone public company. This assessment was performed consistently across all functions resulting in certain functions having incremental costs and others having lower costs than the relevant corporate allocations included in the historical combined financial statements. The “corporate and operational support functions labor-based” adjustments presented in the tables below reflect the estimated personnel costs based on this assessment offset by the elimination of historical allocated costs included in the historical combined financial statements related to shared corporate personnel that will not join NCR Atleos after the separation. The “corporate and operational support functions non-labor-based” adjustments presented in the tables below represent costs in excess of historical allocated costs included in the historical financial statements associated with outside services, information technology, real estate, human resources, legal, marketing, and investor relations fees and were determined by estimating third-party spend in each function.

Primarily as a result of the above items, NCR Atleos expects to incur higher expenses than the historical allocated costs due to dis-synergies in order to operate as a standalone public company. The adjustments below reflect these dis-synergies, which are represented by higher costs of $59 million for the six months ended June 30, 2023 and $123 million for the year ended December 31, 2022. The Company also expects certain expenses to be lower than the historical shared allocation, resulting in synergies of $6 million and $31 million for the six months ended June 30, 2023 and the year ended December 31, 2022, respectively. The expected synergies represent lower expected costs than what was historically allocated as a result of budgeted cost savings driven by headcount reductions primarily related to certain functions including information technology and global security.

Overall, we estimated that we would incur approximately $53 million of total incremental expenses (including one-time expenses of approximately $14 million and recurring expenses of $39 million) for the six months ended June 30, 2023 and $92 million of total expenses (including one-time expenses of approximately $59 million and recurring expenses of $33 million) for the year ended December 31, 2022.

These additional expenses resulting from the budget assessment have been estimated based on assumptions that our management believes are reasonable. However, actual additional costs that will be incurred could be different from the estimates and would depend on several factors, including the economic environment, results of contractual negotiations with third-party vendors, ability to execute on proposed separation plans, and strategic decisions made in areas such as information technology and infrastructure, supply chain, real-estate footprint, outsourcing, etc. In addition, adverse effects and limitations including those discussed in the section of the Form 10 entitled “Risk Factors” may impact actual costs incurred.

Notes to Unaudited Pro Forma Combined Financial Statements - Continued
The unaudited pro forma combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the “Forward-Looking Statements” section included in the Form 10. The tax effect has been determined by applying the respective statutory tax rates to the aforementioned adjustments in jurisdictions where valuation allowances were not required.

The table below sets forth the management adjustments for the six months ended June 30, 2023:

In millions (except per share amounts)	Net Income (loss)	Basic and diluted loss per share	Basic and diluted weighted average shares
Pro Forma *	$(31)	$(0.44)	70.0
Management Adjustments
Synergies
Corporate and operational support functions labor-based (1)	4
Corporate and operational support functions non-labor-based (2)	2
Dis-synergies
Corporate and operational support functions labor-based (3)	(24)
Corporate and operational support functions non-labor-based (4)	(35)
Total management adjustments	(53)
Tax effect	13
Pro forma net income (loss) after management’s adjustments	$(71)	$(1.01)	70.0

*	As shown in the Unaudited Pro Forma Combined Statements of Operations
(1)	Primarily related to information technology and global security
(2)	Primarily related to global security and general management
(3)	Primarily related to product and service operations (i.e., supply chain customer engineering, etc.) and legal
(4)	Primarily related to third-party information technology infrastructure, software and other third-party fees

The table below sets forth the management adjustments for the year ended December 31, 2022:

In millions (except per share amounts)	Net Income (loss)	Basic and diluted loss per share	Basic and diluted weighted average shares
Pro Forma*	$(318)	$(4.65)	68.4
Management Adjustments
Synergies
Corporate and operational support functions labor-based (1)	31
Corporate and operational support functions non-labor-based	—
Dis-synergies
Corporate and operational support functions labor-based (2)	(10)
Corporate and operational support functions non-labor-based (3)	(113)
Total management adjustments	(92)
Tax effect	23
Pro forma net income (loss) after management’s adjustments	$(387)	$(5.66)	68.4

*	As shown in the Unaudited Pro Forma Combined Statements of Operations
(1)	Primarily related to information technology and global security
(2)	Primarily related to product and service operations (i.e., supply chain customer engineering, etc.), legal and professional services
(3)	Primarily related to third-party information technology infrastructure, software and other third-party fees

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form 10 with respect to our common stock being distributed and which includes certain exhibits and schedules filed with the registration statement, including a preliminary information statement, the final version of which, dated August 14, 2023, was filed as an exhibit to a Form 8-K by us on August 15, 2023.

These unaudited pro forma combined financial statements (and notes thereto) do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement or in our information statement. For further information with respect to NCR Atleos and our common stock, please refer to the registration statement, including its exhibits and schedules and our information statement. Statements made herein relating to any contract or other document are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document.

NCR Atleos is subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we will file periodic reports, proxy statements, and other information with the SEC. The SEC maintains a website, www.sec.gov, that contains periodic reports, proxy statements and information statements and other information regarding issuers, like us, that file electronically with the SEC. The registration statement, including its exhibits and schedules, and the periodic reports, proxy statements and information statements and other information that we file electronically with the SEC are, and will be, available for your review at the SEC’s website.

You can also find a copy of the registration statement and, when available, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, in each case, filed with or furnished to the SEC pursuant to the Exchange Act, on our website, www.NCRAtleos.com (which we expect to be operational on or prior to the distribution date), which we will make available free of charge as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Information contained on, or connected to, any website we refer to herein does not and will not constitute a part of this document.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained herein or in our registration statement and related information statement.

Forward-Looking Statements
These unaudited pro forma combined financial statements (and notes thereto) contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR Atleos’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in these unaudited pro forma combined financial statements (and notes thereto) include, without limitation, statements regarding the planned separation of NCR Corporation into two separate companies, including, but not limited to, statements regarding the anticipated timing and structure of such planned transaction, the future commercial or financial performance of NCR Atleos following such planned transaction, value creation and ability to innovate and drive growth generally as a result of such transaction, and the expected capital structure, net debt and pension obligations of the companies at the time of and following the transaction. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR Atleos’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to:
•Strategy and Technology: transforming our business model; development and introduction of new solutions; competition in the technology industry; integration of acquisitions and management of alliance activities; and our multinational operations;
•Business Operations: domestic and global economic and credit conditions; risks and uncertainties from the payments-related business and industry; disruptions in our data center hosting and public cloud facilities; retention and attraction of key employees; defects, errors, installation difficulties or development delays; failure of third-party suppliers; a major natural disaster or catastrophic event, including the impact of the coronavirus (COVID-19) pandemic and geopolitical and macroeconomic challenges; environmental exposures from historical and ongoing manufacturing activities; and climate change;
•Data Privacy & Security: impact of data protection, cybersecurity and data privacy including any related issues;
•Finance and Accounting: our level of indebtedness; the terms governing our indebtedness; incurrence of additional debt or similar liabilities or obligations; access or renewal of financing sources; our cash flow sufficiency to service our indebtedness; interest rate risks; the terms governing our trade receivables facility; the impact of certain changes in control relating to acceleration of our future indebtedness, our obligations under other future financing arrangements, or required repurchase of any notes we may issue; any lowering or withdrawal of the ratings assigned to our future debt securities by rating agencies; our pension liabilities; and write down of the value of certain significant assets;
•Law and Compliance: allegations or claims by third parties that our products or services infringe on intellectual property rights of others, including claims against our customers and claims by our customers to defend and indemnify them with respect to such claims; protection of our intellectual property; changes to our tax rates and additional income tax liabilities; uncertainties regarding regulations, lawsuits and other related matters; and changes to cryptocurrency regulations;
•Governance: actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders;

•Planned Separation: the risk of an unexpected failure to complete, or unexpected delays in completing, the necessary actions for the planned spin-off or to obtain the necessary approvals or third party consents to complete these actions, the failure of NCR Atleos to achieve some or all of the expected strategic benefits, synergies or opportunities expected from the spin-off, that NCR Atleos may incur material costs and expenses as a result of the spin-off, that NCR Atleos has no history operating as an independent, publicly traded company, and NCR Atleos’s historical and pro forma financial information is not necessarily representative of the results that it would have achieved as a separate, publicly traded company and therefore may not be a reliable indicator of its future results, NCR Atleos’s obligation to indemnify NCR pursuant to the agreements entered into in connection with the spin-off (including with respect to material taxes) and the risk NCR may not fulfill any obligations to indemnify NCR Atleos under such agreements, that under applicable tax law, NCR Atleos may be liable for certain tax liabilities of NCR following the spin-off if NCR were to fail to pay such taxes, that agreements binding on NCR Atleos restrict it from taking certain actions after the distribution that could adversely impact the intended U.S. federal income tax treatment of the distribution and related transactions, potential liabilities arising out of state and federal fraudulent conveyance laws, the fact that NCR Atleos may receive worse commercial terms from third-parties for services it presently receives from NCR, that after the spin-off, certain of NCR Atleos’s executive officers and directors may have actual or potential conflicts of interest because of their previous positions at NCR, potential difficulties in maintaining relationships with key personnel, that NCR Atleos will not be able to rely on the earnings, assets or cash flow of NCR and NCR will not provide funds to finance NCR Atleos’s working capital or other cash requirements.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward-looking statements. There can be no guarantee that the planned separation will be completed in the expected form or within the expected time frame or at all. Nor can there be any guarantee that NCR Atleos will be able to realize any of the potential strategic benefits, synergies or opportunities as a result of these actions. Neither can there be any guarantee that shareholders will achieve any particular level of shareholder returns. Nor can there be any guarantee that the planned separation will enhance value for shareholders, or that NCR Atleos will be commercially successful in the future, or achieve any particular credit rating or financial results. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company's Registration Statement and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.